Exhibit 99.1

e.l.f. Beauty Announces Fourth Quarter and Full Year 2017 Results
– Delivers 18% net sales growth and strong earnings growth in 2017 –

OAKLAND, California; February 27, 2018 — e.l.f. Beauty (NYSE: ELF), today announced results for the three- and twelve-month periods ended December 31, 2017.
“We are pleased to report our results for fiscal 2017, including an 18% increase in net sales and strong earnings growth,” stated Tarang Amin, Chairman and Chief Executive Officer. "This performance demonstrates the strength of the e.l.f. brand, driven by our mission to make luxurious beauty accessible for all. The year included many noteworthy accomplishments, including a three-point increase in unaided awareness, the introduction of 128 new products, continued expansion with leading retailers, and investments in the team and infrastructure to enable future growth. We remain excited about our opportunities as we begin fiscal 2018 and expect another year of significant accomplishments toward our long-term goals.”
Fiscal Year 2017 Highlights

•	Net sales increased 18% to $270 million;

•	Gross margin expanded over 300 basis points to 61%;

•	GAAP net income was $33 million, or $0.68 per diluted share, based on a weighted-average share count of 49.4 million shares;

•	Adjusted EBITDA increased 15% to $62 million;

•	Adjusted net income increased 74% to $32 million;

•	Adjusted EPS increased 77% to $0.64, based on a weighted-average share count of 49.4 million shares.
Full Year Results Ended December 31, 2017
Net sales increased 18%, or $40.3 million from fiscal 2016, to $269.9 million, driven by sales growth across leading retailers and our direct to consumer channels. Gross margin expanded to 61% from 58% in fiscal 2016, primarily as a result of margin accretive innovation, coupled with improvements in customer terms, freight costs and foreign exchange rate movements, partially offset by customer mix and an increase in the Company's inventory reserve.
Selling, general and administrative expenses (“SG&A”) were $131.4 million, or 49% of net sales, compared to $109.2 million, or 48% of net sales for fiscal 2016. SG&A includes $15.8 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding these costs and expenses, was $115.6 million, or 43% of net sales, compared to $94.3 million, or 41% of net sales, in fiscal 2016.
The Company generated a tax benefit of $11.0 million, primarily driven by a non-cash tax benefit of $11.6 million related to the revaluation of deferred tax liabilities as a result of U.S. tax reform and a $7.2 million benefit generated by stock option exercises and vesting of restricted stock. This compares to a provision for income taxes of $4.5 million, including a $1.7 million benefit generated by stock option exercises, in fiscal 2016.
On a GAAP basis, net income was $33.5 million, or $0.68 per diluted share, based on a weighted-average share count of 49.4 million shares. This compares to a net loss attributable to common stockholders of $497.5 million, or $39.47 per diluted share, based on a weighted-average share count of 12.6 million shares in fiscal 2016. The net loss attributable to common stockholders for fiscal 2016 included a non-cash preferred stock accretion charge of $436.3 million, which does not impact net income. Also deducted from the net loss attributable to common stockholders for the year ended December 31, 2016 was a $66.5 million dividend paid to preferred stockholders.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) increased 15% to $61.6 million compared to Adjusted EBITDA of $53.8 million in fiscal 2016.
Adjusted net income (net income excluding the items identified in the reconciliation table below) increased 74% to $31.7 million, compared to adjusted net income of $18.2 million in fiscal 2016. On a per share basis, adjusted net income increased 77% to $0.64 per diluted share, based on a weighted-average share count of 49.4 million shares, compared to $0.36 per diluted share, based on a pro forma share count of 50.2 million shares in fiscal 2016. Adjusted net income in fiscal 2017 includes an excess tax benefit from stock option exercises and vesting of restricted stock of approximately $0.15 per share, as compared to approximately $0.03 per share in fiscal 2016.
Three Months Results Ended December 31, 2017
Net sales increased 7%, or $5.2 million from the fourth quarter of 2016, to $81.6 million. Gross margin was slightly lower than the fourth quarter of 2016, with benefits from margin accretive innovation, improvements in customer terms, freight and foreign exchange offset by an increase in the Company's inventory reserve.
Selling, general and administrative expenses (“SG&A”) were $32.6 million, or 40% of net sales, compared to $30.3 million, or 40% of net sales in the fourth quarter of 2016. SG&A includes $4.3 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding these costs and expenses, was $28.3 million, or 35% of net sales, compared to $28.3 million, or 37% of net sales, in the fourth quarter of 2016.
The Company generated a tax benefit of $9.0 million, primarily driven by a non-cash tax benefit of $11.6 million related to the revaluation of deferred tax liabilities as a result of U.S. tax reform and a $2.2 million benefit generated by stock option exercises and vesting of restricted stock. This compares to a provision for income taxes of $4.4 million in the fourth quarter of 2016.
On a GAAP basis, net income was $21.5 million, or $0.44 per diluted share, based on a weighted-average share count of 49.2 million shares. This compares to net income of $6.6 million, or $0.13 per diluted share, based on a weighted-average share count of 49.5 million shares in the fourth quarter of 2016.
Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) increased 2% to $22.7 million compared to Adjusted EBITDA of $22.1 million in the fourth quarter of 2016.
Adjusted net income (net income excluding the items identified in the reconciliation table below) increased 34% to $12.6 million, compared to $9.4 million in the fourth quarter of 2016. On a per share basis, adjusted net income increased 36% to $0.26 per diluted share, based on a weighted-average share count of 49.2 million shares, from $0.19 per diluted share, based on a pro forma share count of 50.2 million shares in the fourth quarter of 2016. Adjusted net income in the fourth quarter of fiscal 2017 includes an excess tax benefit from stock option exercises and vesting of restricted stock of approximately $0.05 per share.
Balance Sheet
At December 31, 2017, the Company had $10.1 million in cash, as compared to $15.3 million as of December 31, 2016. Inventory at December 31, 2017 totaled $62.7 million, compared to $69.4 million on December 31, 2016. At December 31, 2017, long-term debt totaled $147.7 million, as compared to $156.2 million as of December 31, 2016.
Company Outlook
In January, the Company outlined an expectation for a net sales and Adjusted EBITDA CAGR of 10-15% from 2016 to 2018. Consistent with this CAGR and the Company’s results in 2017, its outlook for 2018 is for net sales and Adjusted EBITDA growth of 6-8%. The outlook assumes minimal new space or doors at national retailers other than the previously announced expansion at Ulta Beauty.
“We see meaningful future whitespace ahead, despite continued category headwinds assumed in 2018,” stated Tarang Amin, Chairman and Chief Executive Officer. “We believe we have developed a unique set of capabilities over the last several years that can be leveraged to drive further value in the core e.l.f. business and prospective new brands.”

The Company is providing the following full year guidance for 2018:

	Fiscal 2018 Outlook (Approx.)	Fiscal 2017 Actual		% Change
Net Sales	$286-291 million	$270 million		6-8%
Adjusted EBITDA	$65-66.5 million	$62 million		6-8%
Adjusted Net Income	$30-31 million	$32 million	(a)	(1)-(4)%
Adjusted Diluted EPS	$0.59-0.61	$0.64	(a)	(5)-(8)%
Fully Diluted Shares Outstanding	51.4 million	49.4 million		4%

(a) The Company's 2018 Adjusted Net Income and Adjusted Diluted EPS guidance excludes amortization of acquired intangible assets. The Company expects to exclude these items from its Adjusted Net Income and Adjusted Diluted EPS metrics beginning with the first quarter of fiscal 2018. Fiscal 2017 Adjusted Net Income includes $4.4 million in amortization of acquired intangible assets (net of the related tax effect).
The Company expects its effective tax rate for fiscal 2018 to be approximately 30%, before the impact of any discrete items. The Company’s outlook for 2018 assumes no tax benefits from stock option exercises or vesting of restricted stock. The Company’s fiscal 2017 results include tax benefits from these items totaling $7.2 million, or $0.15 per share.
Fourth Quarter and Full Year 2017 Conference Call
The Company will hold a conference call today, February 27, 2018, at 4:30 p.m. ET to discuss the Company’s fourth quarter and fiscal year 2017 results. Investors and analysts interested in participating in the call are invited to dial approximately ten minutes prior to the start of the call. The U.S. toll free dial-in for the conference call is (877) 407-3982 and the international dial-in number is (201) 493-6780. The conference call will also be webcast live at: http://investor.elfcosmetics.com/ and remain available for 90 days. A telephone replay of this call will be available at 7:30 p.m. ET on February 27, 2018, until 11:59 p.m. ET on March 6, 2018, and can be accessed by dialing the U.S. toll free dial-in, (844) 512-2921 or the international dial-in, (412) 317-6671, and entering replay pin number 13675956.
About e.l.f. Beauty
e.l.f. makes luxurious beauty accessible for all. Established in 2004 as an e-commerce business (www.elfcosmetics.com), e.l.f. has become a true multi-channel brand through its e.l.f. stores and national distribution at Target, Walmart, Ulta Beauty and other leading retailers. By engaging young, diverse makeup enthusiasts with innovative, high-quality cosmetics and skin care at an extraordinary value, e.l.f. has become one of the fastest growing beauty companies in the United States.
For more information about e.l.f. Beauty, visit the Company’s website at http://www.elfcosmetics.com.
Note Regarding Non-GAAP Financial Measures
This press release includes references to Adjusted SG&A, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Pro Forma Diluted EPS. The Company presents these measures because its management uses these as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The measures referenced above are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these alternative measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These alternative measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these alternative measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. Adjusted EBITDA (earnings before interest expense, income tax, depreciation and amortization) excludes costs related to “restructuring” of operations, initial public offering costs, stock-based compensation, management fees paid to our sponsor, retail store pre-opening costs, customer expansion costs, other non-cash and non-recurring costs and (gains)/losses on foreign currency contracts. Adjusted Net Income excludes costs related to “restructuring” of operations, initial public offering costs, stock-based compensation, management fees paid to our sponsor, retail store pre-opening costs, customer expansion costs, other non-cash and non-recurring costs, (gains)/losses on foreign currency contracts, debt extinguishment costs and the tax impact of the foregoing adjustments. Adjusted Pro Forma Diluted EPS equals Adjusted Net Income divided by fully-diluted pro forma share count, which reflects the number of shares issued with the initial public offering in September 2016 as if they had been outstanding as of January 1, 2016. With respect to the Company’s expectations under “Company Outlook” above, the Company is not able to provide a quantitative reconciliation of the Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS guidance non-GAAP measures to the corresponding Net Income and Diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements discuss the Company’s current expectations, estimates and projections relating to its financial condition and results of operations. These statements, including those under the heading “Company Outlook,” are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to: the Company’s ability to grow net sales and Adjusted EBITDA as anticipated; the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the loss of one or more of the Company’s key retail customers or if the general business performance of its key retail customers declines; the consequences if the Company fails to maintain the quality, performance and safety of its products; the Company’s ability to successfully implement its growth strategy; the Company’s ability to grow its business at historic rates, or at all, and to manage growth effectively; any damage to the Company’s reputation or brand; the loss of, or damage to, the Company’s warehouse and distribution center and/or the manufacturing facilities or distribution centers of its third-party manufacturers and suppliers; the loss of the third-party suppliers, manufacturers, distributors and other vendors that the Company relies on to produce products or provide services that are consistent with its standards or applicable regulatory requirements; the Company’s ability to effectively manage its inventory; the Company’s ability to manage its debt obligations; the Company’s ability to maintain sufficient liquidity to sustain its business and meet seasonal working capital requirements; the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, and to effectively resolve issues in a timely manner if they occur; the Company’s ability to protect sensitive information of its consumers and information technology systems against security breaches; the Company’s ability to manage the political, legal and economic risks associated with its operations in China; and other risks and uncertainties that may be described from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law.

e.l.f. Beauty, Inc. and subsidiaries
Consolidated statements of operations and comprehensive income
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

	(unaudited)
Net sales	$81,593	$76,436	$269,888	$229,567
Cost of sales	33,899	31,116	105,163	97,332
Gross profit	47,694	45,320	164,725	132,235
Selling, general and administrative expenses	32,603	30,349	131,446	109,156
Operating income	15,091	14,971	33,279	23,079
Other income (expense), net	(613)	763	(2,035)	3,016
Interest expense, net	(1,970)	(4,695)	(8,775)	(16,283)
Income before provision for income taxes	12,508	11,039	22,469	9,812
Income tax benefit (provision)	8,972	(4,438)	11,006	(4,499)
Net income	$21,480	$6,601	$33,475	$5,313
Comprehensive income	$21,480	$6,601	$33,475	$5,313

Net income (loss) per share - basic:	$0.47	$0.15	$0.74	$(39.47)
Net income (loss) per share - diluted:	$0.44	$0.13	$0.68	$(39.47)

Weighted average number of shares outstanding - basic:	46,028,739	43,744,855	45,358,452	12,606,529
Weighted average number of shares outstanding - diluted:	49,201,766	49,524,007	49,374,758	12,606,529

The net loss per share in fiscal 2016 was primarily driven by the requirement for the Company to accrete its preferred stock to maximum redemption value, prior to its conversion as part of the initial public offering. These accretion charges were deducted from net income for purposes of calculating GAAP earnings per share, and created a loss attributable to common stockholders in that period.

e.l.f. Beauty, Inc. and subsidiaries
Consolidated balance sheets
(in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash	$10,059	$15,295
Accounts receivable, net	44,634	37,825
Inventories	62,679	69,397
Prepaid expenses and other current assets	6,272	2,387
Total current assets	123,644	124,904
Property and equipment, net	18,037	17,151
Intangible assets, net	105,882	113,003
Goodwill	157,264	157,264
Investments	2,875	—
Other assets	9,542	2,407
Total assets	$417,244	$414,729

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$8,646	$8,650
Accounts payable	26,776	37,944
Accrued expenses and other current liabilities	15,939	33,676
Total current liabilities	51,361	80,270
Long-term debt and capital lease obligations	147,702	156,177
Deferred tax liabilities	21,341	34,212
Other long-term liabilities	2,977	3,208
Total liabilities	223,381	273,867

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of December 31, 2017 and December 31, 2016; 46,617,830 and 45,276,137 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	463	438
Additional paid-in capital	720,372	700,871
Accumulated deficit	(526,972)	(560,447)
Total stockholders' equity	193,863	140,862
Total liabilities and stockholders' equity	$417,244	$414,729

e.l.f. Beauty, Inc. and subsidiaries
Consolidated statements of cash flows
(in thousands)

	Year ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$33,475	$5,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,521	13,152
Stock-based compensation expense	13,474	7,149
Amortization of debt issuance costs and discount on debt	810	1,281
Deferred income taxes	(13,434)	(7,575)
Debt prepayment penalty	—	2,736
Loss on disposal of fixed assets	536	260
Loss/(gain) on foreign currency forward contracts	—	(10,702)
Other, net	1,192	(13)
Changes in operating assets and liabilities:
Accounts receivable	(8,001)	(15,392)
Inventories	6,718	(37,994)
Prepaid expenses and other assets	(11,200)	(635)
Accounts payable and accrued expenses	(25,483)	43,144
Other liabilities	(230)	1,396
Net cash provided by operating activities	12,378	2,120
Cash flows from investing activities:
Purchase of property and equipment	(7,544)	(9,223)
Investment in equity securities	(2,875)	—
Other, net	—	84
Net cash used in investing activities	(10,419)	(9,139)
Cash flows from financing activities:
Proceeds from revolving line of credit	25,900	5,500
Repayment of revolving line of credit	(25,900)	(13,200)
Proceeds from long term debt	—	172,749
Repayment of long term debt	(8,250)	(151,540)
Debt issuance costs paid	(519)	(704)
Cash received from issuance of common stock	1,978	64,071
Proceeds from repayment of employee note receivable	—	7,912
Deferred offering costs paid	—	(7,821)
Dividend paid	—	(68,000)
Other, net	(404)	(657)
Net cash provided by (used in) financing activities	(7,195)	8,310

Net increase (decrease) in cash	(5,236)	1,291
Cash - beginning of period	15,295	14,004
Cash - end of period	$10,059	$15,295

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$21,480	$6,601	$33,475	$5,313
Interest expense, net	1,970	4,695	8,775	16,283
Income tax (benefit) provision	(8,972)	4,438	(11,006)	4,499
Depreciation and amortization	3,845	3,574	14,521	13,152
EBITDA	$18,323	$19,308	$45,765	$39,247
Costs related to "restructuring" of operations (a)	109	50	131	4,701
Initial public offering costs (b)	—	—	—	945
Stock-based compensation	3,754	1,560	13,474	7,149
Management fee (c)	—	—	—	875
Pre-opening costs (d)	148	424	310	1,231
Customer expansion costs (e)	—	371	—	721
Other non-cash and non-recurring costs (f)	320	—	1,909	—
(Gains) / losses on foreign currency contracts (g)	—	405	—	(1,097)
Adjusted EBITDA	$22,654	$22,118	$61,589	$53,772

(a) Represents costs associated with the restructuring of the Company’s operations, including the transition of the Company’s New Jersey warehouse and distribution center in 2016.
(b) Represents expenses related to preparing for and completing the Company’s initial public offering.
(c) Represents management fees paid to TPG Growth II Management, LLC.
(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(e) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.
(f) Represents various non-cash or non-recurring costs including costs related to secondary offering of common stock, legal fees primarily related to a minority equity investment in a social media analytics company, and costs related to certain transformational information technology projects.
(g) Represents non-cash (gains) / losses on the Company’s foreign currency contracts.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Selling, general, and administrative expenses	$32,603	$30,349	$131,446	$109,156
Costs related to "restructuring" of operations (a)	(109)	(50)	(131)	(4,701)
Initial public offering costs (b)	—	—	—	(945)
Stock-based compensation	(3,754)	(1,560)	(13,474)	(7,149)
Management fee (c)	—	—	—	(875)
Pre-opening costs (d)	(148)	(424)	(310)	(1,231)
Other non-cash and non-recurring costs (e)	(320)	—	(1,909)	—
Adjusted selling, general, and administrative expenses	$28,272	$28,315	$115,622	$94,255

(a) Represents costs associated with the restructuring of the Company’s operations, including the transition of the Company’s New Jersey warehouse and distribution center in 2016.
(b) Represents expenses related to preparing for and completing the Company’s initial public offering.
(c) Represents management fees paid to TPG Growth II Management, LLC.
(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(e) Represents various non-cash or non-recurring costs including costs related to a secondary offering of common stock, legal fees primarily related to a minority equity investment in a social media analytics company, and costs related to certain transformational information technology projects.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$21,480	$6,601	$33,475	$5,313
Costs related to "restructuring" of operations (a)	109	50	131	4,701
Initial public offering costs (b)	—	—	—	945
Stock-based compensation	3,754	1,560	13,474	7,149
Management fee (c)	—	—	—	875
Pre-opening costs (d)	148	424	310	1,231
Customer expansion costs (e)	—	371	—	721
Other non-cash and non-recurring costs (f)	320	—	1,909	—
(Gains) / losses on foreign currency contracts (g)	—	405	—	(1,097)
Interest expense (h)	—	1,805	—	2,736
U.S. tax reform impact (i)	(11,551)	—	(11,551)	—
Tax Impact (j)	(1,653)	(1,780)	(6,072)	(4,366)
Adjusted net income	$12,607	$9,436	$31,676	$18,208

Fully-diluted pro forma share count (k)	49,201,766	50,223,726	49,374,758	50,223,726
Adjusted pro forma diluted earnings per share	$0.26	$0.19	$0.64	$0.36

(a) Represents costs associated with the restructuring of the Company’s operations, including the transition of the Company’s New Jersey warehouse and distribution center in 2016.
(b) Represents expenses related to preparing for and completing the Company’s initial public offering.
(c) Represents management fees paid to TPG Growth II Management, LLC.
(d) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.
(e) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.
(f) Represents various non-cash or non-recurring costs including costs related to a secondary offering of common stock, legal fees primarily related to a minority equity investment in a social media analytics company, and costs related to certain transformational information technology projects.
(g) Represents non-cash (gains) / losses related to the Company’s foreign currency contracts.
(h) Represents the prepayment penalty and acceleration of deferred financing fees related to the repayment of the Company’s second lien term loan with proceeds from the Company’s initial public offering as well as a December 2016 debt refinancing.
(i) Represents a one-time non-cash tax benefit related to revaluation of deferred tax liabilities as a result of U.S. tax reform.
(j) Represents the tax impact of the above adjustments, as well as the exclusion of the impact of a one-time deferred tax rate adjustment in the third quarter of 2016.
(k) Presented on a fully-diluted basis utilizing the treasury stock method, and reflects the number of shares issued with the initial public offering in September 2016 as if they had been outstanding as of January 1, 2016.

Investor Relations Contact:
ICR, Inc.
Investors:
Allison Malkin
(203) 682-8200
or
Media:
Brittany Rae Fraser

(646) 277-1231